UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

REAL GOODS SOLAR ANNOUNCES ADJOURNMENT OF ANNUAL MEETING TO OCTOBER 4, 2017

August 29, 2017

Dear Fellow Shareholder:

As insufficient shares were voted to achieve the necessary quorum at the Annual Meeting scheduled to be held on August 23, 2017, the meeting has been adjourned to allow additional time to solicit proxies. The meeting will re-convene on October 4, 2017 at 10:00 a.m. local time.

Please vote today. Simply follow the instructions on the enclosed WHITE Voting Instruction Form – you can vote by Internet, phone or mail. We are enclosing another WHITE Voting Instruction Form for your convenience.

Remember - every share and every vote counts. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free.

On behalf of the Board of Directors and management team, we appreciate your continued support.

Sincerely,

The Real Goods Solar Board of Directors